UNITED STATES
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Washington, D.C. 20549

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THE MAINSTAY FUNDS
(Name of Registrant As Specified in Charter)

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THE MAINSTAY FUNDS
51 Madison Avenue
New York, New York 10010

March 9, 2009

Dear Shareholders of the MainStay Large Cap Growth Fund (the “Fund”):

Effective December 26, 2008, Nuveen Investments, Inc. (“Nuveen”) acquired Winslow Capital Management, Inc. (“Winslow”), the Fund’s subadvisor.  This resulted in a change of control of Winslow and an automatic termination of the previous subadvisory agreement with Winslow under the Investment Company Act of 1940, as amended.  At a meeting held on December 11-12, 2008, the Fund’s Board of Trustees approved the continued retention of Winslow as the Fund’s subadvisor and approved a new subadvisory agreement, effective as of December 26, 2008.  Shareholder approval of the continued retention of Winslow as subadvisor and the new subadvisory agreement is not required.

New York Life Investment Management LLC (“New York Life Investments”) will remain the Fund’s investment manager and will continue to oversee Winslow.  Under the supervision of New York Life Investments, Winslow will continue to be responsible for the portfolio management of the Fund, including making the specific decisions about buying, selling and holding securities.

This package contains more information about Winslow, Nuveen and the Fund, including information regarding the acquisition of Winslow by Nuveen and the actions taken by the Fund’s board.  Please review this information and call us toll-free at 800-MAINSTAY (624-6782) if you have any questions.  Clients of investment advisers may also contact their investment adviser with any questions.    Please note that no proxy is required.

Thank you for your continued investment in the Fund.

Sincerely,

/s/ Stephen P. Fisher

Stephen P. Fisher
President
The MainStay Funds

IMPORTANT INFORMATION
FOR THE SHAREHOLDERS OF THE
MAINSTAY LARGE CAP GROWTH FUND

This document is an Information Statement and is being furnished to shareholders of the MainStay Large Cap Growth Fund (the “Fund”), a series of The MainStay Funds (the “Trust”), under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission.  New York Life Investment Management LLC (“New York Life Investments”) serves as the investment manager for the Fund.

The Order permits New York Life Investments, on behalf of the Fund and subject to the approval of the Board of Trustees of the Trust (the “Board”), to retain unaffiliated subadvisors without shareholder approval.  This authority is subject to certain conditions.

Under the Order, if New York Life Investments retains, and the Board approves, an unaffiliated subadviser for the Fund, the Fund must provide shareholders with certain information about the subadvisor and the subadvisory agreement within 90 days of such retention.  In this case, the Fund is providing you with this information because the acquisition of Winslow Capital Management Inc. (“Winslow”) by Nuveen Investments, Inc. (“Nuveen”) constituted a change of control of Winslow and an automatic termination of the previous subadvisory agreement with Winslow under the Investment Company Act of 1940, as amended.  In response, during a meeting held on December 11-12, 2008, the Board approved the continued retention of Winslow as the Fund’s subadvisor and approved a new subadvisory agreement (the “Agreement”), effective as of December 26, 2008.

This Information Statement provides you with more information about Nuveen’s acquisition of Winslow and the Agreement.  Importantly, New York Life Investments does not believe that the Acquisition will have any material impact on the management of the Fund or its portfolio.

New York Life Investments will remain the Fund’s investment manager and will continue to oversee Winslow.  Under the supervision of New York Life Investments, Winslow will continue to be responsible for the portfolio management of the Fund, including making the specific decisions about buying, selling and holding securities.

This Information Statement is being mailed on or about March 9, 2009 to the shareholders of the Fund of record as of February 17, 2009 (the “Record Date”).  Nuveen, not the Fund, will bear the expenses incurred in connection with preparing this Information Statement.

As of the Record Date, the number of Fund shares issued and outstanding were as follows:  Investor Class: 10,123,006; Class A: 143,052,534; Class B: 13,497,184; Class C: 22,597,383;  Class I: 184,515,073; Class R1: 17,247,776; Class R2:8,514,078; and Class R3 1,176,233. Information on shareholders who owned beneficially more than 5% of each class of shares of the Fund as of the Record Date is set forth in Appendix A.  To the knowledge of New York Life Investments, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund as of the Record Date.

NO PROXY IS NECESSARY
AND WE ASK THAT YOU DO NOT SEND US A PROXY.

BOARD CONSIDERATION FOR THE CONTINUED RETENTION OF
WINSLOW CAPITAL MANAGEMENT INC.
AS SUBADVISOR TO THE FUND

In reaching its decision to approve the continued retention of Winslow and the Agreement, the Board considered information furnished to the Board from New York Life Investments, Winslow and Nuveen.  The Board also requested and received responses from Winslow to a comprehensive list of questions encompassing a variety of topics prepared on behalf of the Board by independent legal counsel to the Board.  The Board noted that it had also requested and received responses to similar questions in connection with its annual approval of the previous subadvisory agreement during the Board’s meeting on June 16-17, 2008.  The Board considered its historical experience with Winslow’s capabilities and resources, and its evaluation of Winslow in connection with previous contract review processes, including the contract review process that culminated with approval of the previous subadvisory agreement between New York Life Investments and Winslow, on behalf of the Fund, at a meeting in June 2008 (the “Prior Contract Review Processes”).

In determining to approve the continued retention of Winslow and approve the Agreement, the members of the Board reviewed and evaluated all of this information and factors they believed to be relevant and appropriate in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment.  The broad factors considered by the Board are discussed in greater detail below, and included, among other things: (i) the nature, extent, and quality of the services provided to the Fund by Winslow; (ii) the investment performance of the Fund; (iii) the costs of the services provided and the profits to be realized by Winslow and its affiliates from its relationship with the Fund; (iv) the extent to which economies of scale may be realized as the Fund grows, and the extent to which economies of scale may benefit Fund investors; and (v) the reasonableness of the Fund’s management and subadvisory fee levels and overall total ordinary operating expenses.

While the members of the Board may have weighed certain factors differently, the Board’s decision to approve the continued retention of Winslow and approve the Agreement was based on a comprehensive consideration of all the information provided to the Board in connection with its review of Winslow.  The Board also considered that shareholders of the Fund approved the ability of New York Life Investments to act as a “manager of managers,” which allows the Board and New York Life Investments to retain unaffiliated subadvisors for the Fund without the approval of Fund shareholders.  A more detailed discussion of the factors that figured prominently in the Board’s decision to approve the continued retention of Winslow and approve the Agreement is provided below.

In considering the approval of the Agreement, the Board examined the nature, extent and quality of the services that Winslow historically had provided to the Fund.  Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board acknowledged Winslow’s historical service to the Fund, and took note of the experience of Winslow’s portfolio managers, the number of accounts managed by the portfolio managers and Winslow’s method for compensating portfolio managers.  The Board also considered the experience of senior personnel at Winslow, and Winslow’s plans for retaining key personnel in connection with Winslow’s acquisition by Nuveen Investments, Inc.  Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Fund is likely to benefit from the nature, extent and quality of these services as a result of Winslow’s experience, personnel, operations and resources.

In evaluating investment performance, the Board took note of the Fund’s historical investment performance results, as presented to the Board in connection with the Prior Contract Review Processes, with consideration for the Fund’s investment objectives, strategies and risks, as disclosed in the Fund’s prospectus.  The Board considered information about the Fund’s investment performance that is provided to the Board in connection with its regularly scheduled meetings, and also took note of information provided in connection with the Prior Contract Review Processes showing the investment performance of the Fund as compared to similar mutual funds managed by other investment advisers.  The Board also considered the strength of Winslow’s resources (including research capabilities).  Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the retention of Winslow as subadviser to the Fund is likely to benefit the Fund’s long-term investment performance.

The Board considered the costs of the services to be provided by Winslow under the Agreement, taking into account information provided to the Board in connection with the Prior Contract Review Processes.  The Board noted that Winslow historically has not provided the Board with information about its profitability in connection with its relationship with the Fund.  However, the Board considered past representations from Winslow and New York Life Investments that the subadvisory fee paid by New York Life Investments to Winslow was the result of arm’s-length negotiations.  In addition, because Winslow’s subadvisory fee is paid by New York Life Investments, and not the Fund, the Board historically has focused primarily on the profitability of the Fund to New York Life Investments and its affiliates.

In evaluating the costs of the services provided by Winslow in connection with the Prior Contract Review Processes, the Board considered, among other things, Winslow’s investments in personnel, systems, equipment and other resources necessary to manage the Fund.  The Board acknowledged that Winslow must be in a position to pay and retain experienced professional personnel to provide services to the Fund, and that Winslow’s ability to maintain a strong financial position is important in order for Winslow to provide high-quality ongoing services to the Fund and its investors.

The Board also considered certain fall-out benefits that may be realized by Winslow due to its relationship with the Fund.  The Board recognized, for example, the benefits to Winslow from legally permitted “soft-dollar” arrangements by which brokers may provide research and other services to Winslow in exchange for commissions paid by the Fund with respect to trades on the Fund’s portfolio securities.

As part of the Prior Contract Review Processes, the Board requested and received information from Winslow and New York Life Investments concerning other business relationships between Winslow and its affiliates, on the one hand, and New York Life Investments and its affiliates, on the other.  The Board requested and received assurances that these other business relationships did not impact New York Life Investments’ recommendation for Winslow to serve as the Fund’s subadvisor, and that neither New York Life Investments nor its affiliates is expected to benefit in its other business relationships due to Winslow’s continued engagement as the Fund’s subadvisor.

The Board also considered that Winslow and New York Life Investments had agreed to enter into a separate agreement, unrelated to each party’s obligations under the Agreement, pursuant to which New York Life Investments has agreed to pay Winslow an additional fee of 0.03% on the combined assets of the Fund and the MainStay VP Large Cap Growth Portfolio that exceed $2.5 billion. This agreement reflects a revenue sharing arrangement entered into by New York Life Investments and Winslow in connection with the acquisition of Winslow by Nuveen. The Board noted that any payment to Winslow under this separate agreement would not be considered in connection with the Board’s future assessments of the Fund’s management fees.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Agreement, that any profits realized by Winslow due to its relationship with the Fund will be the result of arm’s-length negotiations between New York Life Investments and Winslow, and are based on subadvisory fees paid to Winslow by New York Life Investments, not the Fund.

The Board also considered whether the Fund’s expense structure permitted economies of scale to be shared with the Fund’s investors.  Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board took note of the extent to which the Fund benefits from economies of scale through expense waivers and reimbursements.  The Board also observed that New York Life Investments historically has subsidized a portion of the Fund’s overall expenses through the operation of contractual expense limitations that may be lifted only with prior approval of the Board.

Based on this information, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Fund’s fee schedule and expense structure appropriately reflect economies of scale for the benefit of the Fund’s investors.  The Board noted, however, that it would continue to evaluate the reasonableness of the Fund’s expense structure as the Fund continues to grow over time.

The Board evaluated the reasonableness of the fees to be paid under the existing management agreement with New York Life Investments and the Agreement, and the Fund’s total ordinary operating expenses.  The Board considered that the fees to be paid to Winslow under the Agreement are paid by New York Life Investments, not the Fund, and will result in no increase in the Fund’s expenses.  The Board considered information concerning the fees and expense ratios charged by similar mutual funds managed by other investment advisers.

In assessing the reasonableness of the Fund’s management and subadvisory fees and total ordinary operating expenses, the Board took note of fee and expense arrangements that had been negotiated by the Board with New York Life Investments in recent years and observed that New York Life Investments has subsidized the total ordinary operating expenses of the Fund’s share classes through the imposition of expense limitation arrangements that may be modified only with the prior approval of the Board.

Based on these considerations, the Board concluded that the Fund’s management and subadvisory fees and total ordinary operating expenses were within a range that is competitive and, within the context of the Board’s overall conclusions regarding the Agreement, supports the conclusion that these fees to be paid under the Agreement are reasonable.

On the basis of the information provided to it and its evaluation thereof, the Board, including the members of the Board who are not “interested persons” of the Fund, as defined in the 1940 Act, unanimously approved the Agreement.

How is the Continued Retention of Winslow Expected to Affect Shareholders of the Fund?

The continued retention of Winslow under the Agreement is not expected to have any effect on shareholders of the Fund. In particular, there are no material differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. No changes are proposed to the level of services that Winslow currently provides to the Fund or the fees payable to Winslow for those services. Winslow and Nuveen have informed New York Life Investments that they do not anticipate any changes in the portfolio managers or the portfolio management teams of the Fund as a result of the change of control of Winslow. Further, there are no changes contemplated to the Fund’s investment objective, goals or strategies.

Information About Winslow Capital Management Inc. and Nuveen Investments, Inc.

Winslow is located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.    As of December 31, 2008, Winslow managed approximately $4.2 billion in assets.

As of December 26, 2008, Winslow became a wholly-owned subsidiary of Nuveen.  Nuveen is a privately held investment management company that services both institutional and retail clients. Nuveen is a wholly-owned subsidiary of Windy City Investments, Inc. which, in turn, is a wholly-owned subsidiary of Windy City Investments Holdings, L.L.C.   The business address of Windy City Investments, Inc. and Windy City Investments Holdings, L.L.C. is 3 First National Plaza, Suite 3800, Chicago, Illinois 60602.

Nuveen has one affiliated broker-dealer, Nuveen Investments, LLC.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Winslow, or otherwise has any material direct or indirect interest in Winslow or any person controlling, controlled by or under common control with Winslow. In addition, since November 1, 2008, the beginning of the Trust’s completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Winslow, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information on each executive officer of Winslow is listed below and has been provide to us by Winslow.  The address of each executive officer of Winslow, unless otherwise noted, is Winslow is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Name	Position(s) with Winslow	Other Business
Clark J. Winslow	CEO, CIO, Portfolio Manager; President of Winslow Family Foundation	None
Jean Baillon	Senior Managing Director, Chief Administrative Officer and Chief Financial Officer	None
Justin H. Kelly	Senior Managing Director and Portfolio Manager	None
R. Bart Wear	Senior Managing Director and Portfolio Manager	None

Day-to-day management of the Fund is the responsibility of the following co-portfolio managers:

Clark J. Winslow Mr. Winslow has served as the Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow Capital since 1992. Mr. Winslow has 43 years of investment experience and has managed portfolios since 1975. He began his career as an institutional research analyst in 1966. Mr. Winslow has a B.A. from Yale University and an M.B.A. from the Harvard Business School.

Justin H. Kelly, CFA Mr. Kelly is a Senior Managing Director and portfolio manager of Winslow Capital and has been with the firm since 1999. Previously, Mr. Kelly was a Vice President and co-head of the Technology Team at Investment Advisers, Inc. in Minneapolis from 1997-1999. For the prior four years, he was an investment banker in New York City for Prudential Securities and then Salomon Brothers. Mr. Kelly received a B.S. degree Summa Cum Laude in 1993 from Babson College where he majored in Finance/Investments. He is also a Chartered Financial Analyst.

R. Bart Wear, CFA Mr. Wear is a Senior Managing Director and portfolio manager of Winslow Capital and has been with the firm since 1997. He previously was a partner and equity manager at Baird Capital Management in Milwaukee, Wisconsin. Prior to that, he was the lead equity manager and analyst of the mid-to-large capitalization growth product at Firstar Investment Research and Management Company. Mr. Wear graduated with honors from Arizona State University in 1982 where he majored in finance. He is also a Chartered Financial Analyst.

In addition to acting as the subadvisor to the Fund, Winslow also acts as subadvisor to funds listed in the table below.  The investment objective of each of these funds is the same as the Fund’s.

Fund Name	Assets as of 12/31/08	Contractual Fee Rate

MainStay VP Large Cap Growth Portfolio	$254,088,915
0.40% on Allocated Assets(1) up to $250 million; 0.35% on Allocated Assets from $250 million to $500 million; 0.30% on Allocated Assets from $500 million to $750 million; 0.25% on Allocated Assets from $750 million to $1 billion; and 0.20% on Allocated Assets in excess of $1 billion.

HSBC Investor Growth Portfolio	$76,000,000
0.40% on assets up to $250 million; 0.35%on assets from $250 million to $500 million;
0.30% on assets from $500 million to $750 million; 0.25% on assets from $750 million to $1 billion; and 0.20% on assets over $1 billion(2).

MGI US Large Cap Growth Equity Fund	$132,000,000	0.40% on assets up to $100 million; 0.30% on assets from $100 million to $300 million; 0.20% on assets over $300 million.

Investment Objectives and Principal Investment Strategy of the Fund

The Fund’s investment objective is to seek long-term growth of capital.

The Fund invests in companies that have the potential for above-average future earnings growth with management focused on shareholder value.  Under normal circumstances, the Fund invests at least 80% of its assets (net assets plus any borrowings) in large capitalization companies.  These are companies having a market capitalization in excess of $4.0 billion at the time of purchase and generally are improving their financial returns. The Fund’s investment strategy may result in high portfolio turnover.

1   “Allocated Assets” are defined below in the section “Management and Subadvisory fees.”
2   Based upon the total assets under management of various HSBC investment vehicles advised or subadvised by Winslow.

Principal Risks

Investments in common stocks and other equity securities are particularly subject to the risk of changing economic, stock market, industry and company conditions and the risks inherent in management's ability to anticipate such changes that can adversely affect the value of the Fund's holdings. Opportunities for greater gain often come with greater risk of loss. Some of the securities in which the Fund invests may, therefore, carry above-average risk compared to common stock indices such as the Dow Jones Industrial Average and the S&P 500® Index.

The principal risk of growth stocks is that investors expect growth companies to increase their earnings at a rate that is generally higher than the rate expected for non-growth companies. If these expectations are not met, the market price of the stock may decline significantly, even if earnings show an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

Since the Fund may invest in foreign securities, it may be subject to various risks of loss that are different from the risks of investing in securities of U.S.-based companies.

Terms of the Agreement

The terms of the Agreement are not materially different from the terms of the previous subadvisory agreement in place for the Fund, including, as discussed below, the amount Winslow is compensated for providing services to the Fund.  The Agreement will continue in force until December 26, 2009, unless sooner terminated as provided in the Agreement.  Thereafter, like the previous subadvisory agreement, the Agreement will continue in force from year to year so long as it is specifically approved by the Board or shareholders of the Fund at least annually in the manner required by the Investment Company Act of 1940, as amended (“1940 Act”).

Also like the previous subadvisory agreement, the Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination or assignment of the Fund’s management agreement with New York Life Investments and may be terminated by New York Life Investments or Winslow at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Fund.  The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days’ prior written notice to Winslow and New York Life Investments.

The previous subadvisory agreement was dated as of March 27, 2006, and was last submitted to a vote of the shareholders on March 27, 2006.

Management and Subadvisory Fees

Under the terms of the Amended and Restated Management Agreement between New York Life Investments and the Trust, on behalf of the Fund, the Fund pays New York Life Investments a management fee that is equal to an annual percentage of the Fund’s average daily net assets as follows:  0.80% on assets up to $250 million, 0.75% on assets from $250 million to $500 million, 0.725% on assets from $500 million to $750 million, 0.70% on assets from $750 million to $2.0 billion, 0.65% on assets from $2.0 billion to $3.0 billion and 0.60% on assets in excess of $3.0 billion.  Effective August 1, 2008, New York Life Investments has contractually agreed to waive a portion of its management fee to 0.75% on assets of up to $250 million.  This waiver may be discontinued at any time without notice.

Under the Agreement, New York Life Investments will pay Winslow a subadvisory fee, computed daily and payable monthly, that is equal to an annual percentage of the average daily net assets of the Fund combined with the average daily net assets of any other investment companies that also are managed by New York Life Investments and subadvised by Winslow (“Allocated Assets”).

Pursuant to the Agreement, New York Life Investments is required to pay Winslow subadvisory fees at the following annual percentage rates: 0.40% on Allocated Assets up to $250 million, 0.35% on Allocated Assets from $250 million to $500 million, 0.30% on Allocated Assets from $500 million to $750 million, 0.25% on Allocated Assets from $750 million to $1 billion and 0.20% on Allocated Assets in excess of $1 billion.  The annual subadvisory fees paid to Winslow under the Agreement are the same as those paid to Winslow under the previous subadvisory agreement.

Additionally, New York Life Investments has entered into a written agreement with Winslow and Nuveen under which New York Life Investments has agreed to pay Winslow a fee of .03% on that portion of the Allocated Assets that exceed $2.5 billion. This agreement reflects a revenue sharing arrangement entered into by New York Life Investments and Winslow in connection with the acquisition of Winslow by Nuveen.  New York Life Investments will pay any fees pursuant to this agreement out of its own resources, and such fees will not affect the management fees paid by the Fund to New York Life Investments under the Fund's management agreement or the subadvisory fees paid to Winslow by New York Life Investments under the Fund's sub-advisory agreement.

For the fiscal year ended October 31, 2008, the aggregate subadvisory fees paid by New York Life Investments to Winslow for services rendered to the Fund were $3,837,002.  For the fiscal year ended October 31, 2007, the aggregate subadvisory fees paid by New York Life Investments to Winslow for services rendered to the Fund were $2,445,243.

All fees due to Winslow under the Agreement are paid by New York Life Investments and are not additional expenses to the Fund.

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE FUND
TO NEW YORK LIFE INVESTMENTS IN CONNECTION WITH THE CONTINUED RETENTION OF WINSLOW AS THE SUBADVISOR TO THE FUND.

GENERAL INFORMATION

More information about the Fund, including the Statement of Additional Information and the Annual/Semiannual Reports, is available, without charge, upon request.  To obtain information, call toll-free 800-MAINSTAY (624-6782), visit our website at mainstayinvestments.com, or write to NYLIFE Distributors LLC, Attn: MainStay Marketing Department, 169 Lackawanna Avenue, Parsippany, New Jersey 07054.

New York Life Investments serves as the investment adviser and administrator to the Fund.  The principal executive offices of New York Life Investments and the Fund are located at 51 Madison Avenue, New York, New York 10010.

New York Life Investments Service Company LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, acts as the Fund’s transfer agent and dividend disbursing agent.  The Fund’s distributor is NYLIFE Distributors LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054.  The Fund’s custodian is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111-2900.

APPENDIX A

Name and Address of Beneficial Owner of the Fund	Class	%	No. of Shares

MERRILL LYNCH PIERCE FENNER & SMITH INC - FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97T81 4800 DEER LAKE DRIVE EAST, 3RD FL JACKSONVILLE FL 32246-6484	A	53.02%	75,599,636.9250
MERRILL LYNCH PIERCE FENNER & SMITH INC - FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97T98 4800 DEER LAKE DRIVE EAST, 3RD FL JACKSONVILLE FL 32246-6484	B	6.52%	878,912.6330
CITIGROUP GLOBAL MARKETS INC HOUSE ACCOUNT HOUSE ACCOUNT ATTN PETER BOOTH 7TH FLOOR 333 W 34TH ST NEW YORK NY 10001-2402	C	8.40%	1,890,943.8880
MERRILL LYNCH PIERCE FENNER & SMITH INC - FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97YK8 4800 DEER LAKE DRIVE EAST, 3RD FL JACKSONVILLE FL 32246-6484	C	66.92%	15,068,124.9110
NFS LLC FEBO FIIOC AS AGENT FOR QUALIFIED EMPLOYEE BENEFIT PLANS (401K) FINOPS-IC FUNDS 100 MAGELLAN WAY KW1C COVINGTON KY 41015-1987	I	5.08%	9,360,711.5380
NEW YORK LIFE TRUST COMPANY CLIENT ACCOUNTS 169 LACKAWANNA AVE PARSIPPANY NJ 07054-1007	I	6.10%	11,254,098.5680
ING NATIONAL TRUST 151 FARMINGTON AVE HARTFORD CT 06156-0001	I	8.89%	16,398,219.6470
CHARLES SCHWAB & COMPANY INC ATTN MUTUAL FUND DEPT 101 MONTGOMERY STREET SAN FRANCISCO CA 94104-4151	I	11.53%	21,268,062.8880

Name and Address of Beneficial Owner of the Fund	Class	%	No. of Shares

TAYNIK & CO C/O INVESTORS BANK & TRUST PO BOX 9130 BOSTON MA 02117-9130	R1	12.26%	2,114,001.4070
NFS LLC FEBO FIIOC AS AGENT FOR QUALIFIED EMPLOYEE BENEFIT PLANS (401K) FINOPS-IC FUNDS 100 MAGELLAN WAY KW1C COVINGTON KY 41015-1987	R1	51.23%	8,834,118.1130
THE NORTHERN TRUST COMPANY AS TRUSTEE FBO SABIC-DV PO BOX 92994 CHICAGO IL 60675-0001	R1	5.31%	915,075.1550
WELLS FARGO BANK NA FBO RETIREMENT PLAN SVCS 99022601 PO BOX 1533 MINNEAPOLIS MN 55480-1533	R1	8.97%	1,547,559.1110
NEW YORK LIFE TRUST COMPANY CLIENT ACCOUNTS 169 LACKAWANNA AVE PARSIPPANY NJ 07054-1007	R1	8.18%	1,410,900.9430
MERRILL LYNCH PIERCE FENNER & SMITH INC - FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97T89 4800 DEER LAKE DRIVE EAST, 3RD FL JACKSONVILLE FL 32246-6484	R2	9.59%	816,129.1250
MERCER TRUST COMPANY TTEE FBO MILACRON RETIREMENT SAVINGS PLAN ONE INVESTORS WAY MS N-1-D NORWOOD MA 02062-1599	R2	46.03%	3,919,115.8580
MERCER TRUST COMPANY TTEE FBO NCO GROUP 401K RET PLAN 1 INVESTORS WAY MSC N-6-H NORWOOD MA 02062-1599	R2	23.43%	1,994,860.9000

Name and Address of Beneficial Owner of the Fund	Class	%	No. of Shares

NEW YORK LIFE TRUST COMPANY CLIENT ACCOUNTS ATTN: WILLIAM PERRETT 169 LACKAWANNA AVE PARSIPPANY NJ 07054-1007	R2	6.24%	531,207.2330
GPC SECURITIES INC AS AGENT FOR FROST NATL BANK TTEE FBO BELDON ROOFING & REMODELING CO EE'S SVGS PLAN PO BOX 105117 ATLANTA GA 30348-5117	R3	12.78%	150,330.2430
PIMS/PRUDENTIAL RETIREMENT AS NOMINEE FOR THE TTEE/CUST PL 109 EE'S PS & SAL RED PLAN M-J INS 9225 PRIORITY WAY WEST DR STE 100 INDIANAPOLIS IN 46240-1572	R3	7.74%	91,035.3000
STATE STREET BANK & TRUST FBO ADP/MORGAN STANLEY DEAN WITTER 401 K PRODUCT 105 ROSEWOOD AVE WESTWOOD MA 02090	R3	5.78%	67,946.5990
MERRILL LYNCH PIERCE FENNER & SMITH INC - FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97T89 4800 DEER LAKE DRIVE EAST, 3RD FL JACKSONVILLE FL 32246-6484	R3	54.44%	640,338.1520